UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2017

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 30, 2017, TeleTech Holdings, Inc. (the “Company”) entered into a Third Amendment to its Amended and Restated Credit Agreement and Incremental Increase Agreement (collectively, the “Credit Agreement”) for its revolving line of credit (“Credit Facility”) with a syndicate of lenders, led by Wells Fargo Bank, National Association, as administrative agent for the lenders, swing line and fronting lender. Pursuant to this Amendment, the Company exercised the Credit Facility’s accordion feature to increase the total commitment by $300 million to $1.2 billion.  All other material terms of the Credit Agreement remain unchanged.  The Credit Facility expires in February 2021.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

10.92

The Third Amendment to Amended and Restated Credit Agreement and Incremental Increase Agreement for a senior secured revolving credit facility with a syndicate of lenders, led by Wells Fargo Bank, National Association, as agent, swing line and fronting lender, executed to be effective as of October 31, 2017.

99.1	Press Release of TeleTech Holdings, Inc. dated November 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc. (Registrant)

Date: November 1, 2017	By:	/s/ Regina M. Paolillo
Regina M. Paolillo, Chief Financial Officer